Exhibit 99.1

Biotricity Reports Record Quarterly and Annual Revenue for Fiscal 2021

REDWOOD CITY, CA / ACCESSWIRE / June 15, 2021 / Biotricity, Inc. (OTCQB:BTCY), a medical diagnostic and consumer healthcare technology company, is pleased to provide unaudited, preliminary financial results for its fiscal 2021 fourth quarter and fiscal year, which ended March 31, 2021. Full financial results will be posted on EDGAR by June 31, 2021. Biotricity’s Q4 and annual results continued a trend of both sequential and year over year (YoY) revenue growth, with revenue setting a new quarterly record in the fiscal fourth quarter.

For fiscal 2021, management is noting the following highlights:

●	Q4 revenue of $1.2 million represented the 8th consecutive quarter of triple digit YoY growth

●	Quarterly revenue increased 227%, showing significant acceleration over the 162% increase posted in the prior quarter

●	Quarterly sequential revenue increased 19%, bolstered by a long-term trend of month-over-month sequential growth

●	Net loss attributable to common stockholders amounted to $16.2 million, or 43.1 cents per share

●	Annual revenue reached $3.4 million, a 139% increase over fiscal 2020

“Our growth this quarter was even stronger than last quarter, which is exciting to see, as this is purely organic and the impact of our new products has not yet begun,” stated Waqaas Al-Siddiq, CEO of Biotricity. “We are in that sweet spot of our revenue cycle where we are posting strong monthly, quarterly and annual growth, with visibility out several years. As we enter a period of expected revenue acceleration, our model is proving to be highly predictable based on our consistent ability to win accounts throughout the U.S. We expect to easily beat Q4 revenue in our current quarter ending June 30, 2021 and are targeting triple digit revenue growth for fiscal 2022.”

“Our gross operating expenses grew at a slower pace than our revenue in Q4, and in net terms were significantly offset by the forgiveness of the Company’s PPP loan. This outcome is also reflective of what will happen as our business scales,” said Biotricity’s CFO, John Ayanoglou. “Similar to last quarter, we continue to have upfront costs related to expanding our sales force and putting new equipment into the field, so there is a delayed positive impact from those expenses that will be seen in the form of revenue in future quarters. With multiple new products on the horizon, R&D spending continues to be necessarily high, currently at 46% of revenue, but down from the 68% figure from last quarter. Based on our sales pipeline and high customer retention rate, we have high confidence in our sources of future revenue growth.”

Dr. Waqaas Al-Siddiq added, “In the second half of calendar 2021, we plan to have a potent combination of an expanding sales force and new product offerings, which will continue our growth rate. As a result, we expect to increase our revenue projections by year-end, depending on the timing of future product launches. Our technology as a service (TaaS) model and best in class product line are now time tested and brings us a clear advantage, as we continue to win in the marketplace against competitors. We made the decision to build both our technology and salesforce in-house, which took considerable time and effort, but has resulted in a faster adoption track than our peers at this stage of the growth cycle. Today, we have some of the newest, most advanced products in our addressable market, which will expand from $1 billion up to $3 billion as we enter the Holter space. With a planned listing to a national stock exchange on the horizon, provided that the Company meets applicable listing requirements, and some major milestones pending, we have never been more excited about our potential to gain a meaningful share of the cardiac market.”

Conference Call Information

Biotricity management will host a conference call and live webcast for analysts and investors on June 15, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial +1 334-777-6978 (local) or 800-367-2403 (toll free) and give the participant passcode 3169700.

A live webcast of the conference call can be accessed by clicking on the following link: Webcast. Audio will stream through your selected device. A full replay of the presentation will be available at the same link shortly after the conclusion of the live presentation.

The live and archived webcast of the conference call will also be accessible on the Investor Relations section of the company’s website at www.biotricity.com. The phone replay will be available approximately two hours following the end of the call, and will remain available for one week. To access the call replay dial-in information, please use the following link: Click Here

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Media Contact:
Bospar
prforbiotricity@bospar.com

Investor Relations:
Biotricity Inc.
1-800-590-4155
investors@biotricity.com

Todd Kehrli or Mark Forney
MKR Investor Relations, Inc.
btcy@mkr-group.com

SOURCE: Biotricity, Inc.

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